                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:     SANDY FRUHMAN        MEDIA (713) 207-3123
                             RANDY BURKHALTER     INVESTORS (713) 207-3115

FOR IMMEDIATE RELEASE:       JANUARY 26, 2001


      RELIANT ENERGY'S WHOLESALE ENERGY BUSINESSES AND ELECTRIC OPERATIONS
                 DROVE EARNINGS UP 65 PERCENT FOR THE YEAR 2000

         HOUSTON, TX - Reliant Energy today reported adjusted earnings for 2000 of $838 million, or $2.94 per basic share, compared to $508 million, or $1.78 per basic share, for 1999. Strong performance from the company's unregulated wholesale energy businesses and increased customer demand in its regulated electric service territory resulted in a substantial rise in earnings. Adjusted earnings for both years exclude the results of the company's investments in Latin America, which are classified as discontinued operations.

         Adjusted earnings for the fourth quarter of 2000 were $73 million, or $0.25 per basic share, compared to $73 million, or $0.26 per basic share, for the same period of 1999.

         "We are proud of what we have achieved over the past year," said Steve Letbetter, chairman, president and chief executive officer. "Reliant Energy has made substantial strides in executing its growth strategies in recent years. Our substantial earnings growth demonstrates our financial strength, market intelligence and disciplined approach to commercial asset management.

         "The company performed well across all of its business segments during the past year, with the competitive wholesale energy business showing significant growth. Our track record of

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strong performance reflects our commitment to continually increase shareholder value," said Letbetter.

SELECTED OPERATING INCOME DETAILED

ELECTRIC OPERATIONS

         For the year 2000, Reliant Energy HL&P generated operating income of $1.23 billion, up from $981 million for 1999. Increased customer demand, favorable weather comparisons and lower depreciation and amortization expense were the primary reasons for the 25 percent rise in operating income. Reliant Energy HL&P's operating income for the fourth quarter of 2000 rose 41 percent to $203 million, compared to $144 million, for the same period last year. The increase was largely due to the same reasons described above.

         Kilowatt-hour sales for the fourth quarter increased approximately 5 percent over the same quarter of 1999, and 4 percent for the year 2000. In addition, Reliant Energy HL&P added over 44,000 customers in its service territory during 2000.

WHOLESALE ENERGY

         Reliant Energy's wholesale energy group, which includes unregulated power generation and energy trading and marketing activities in North America, produced operating income of $482 million in 2000, compared to $27 million in 1999. The group also reported equity income, which is included in other income, of $43 million for 2000, compared to an equity loss of $1 million in 1999. Additional operations in the Mid-Atlantic, Mid-Continent and Southwest regions, as well as higher energy sales and prices contributed to the substantial increase over

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1999. These were partially offset by higher general and administrative expenses to support generation and commercial activities, increased generation development costs, and reserves which include a $39 million provision taken against receivable balances related to energy sales in California. The company's wholesale energy group reported an increase of $30 million in fourth-quarter operating income and $10 million in fourth-quarter equity income from the same period in 1999, primarily due to the same factors described above.

NATURAL GAS DISTRIBUTION

         Reliant Energy's natural gas distribution companies reported operating income of $113 million for 2000, compared to $158 million for 1999. Higher operating expenses during 2000, mainly related to costs associated with exiting certain retail gas markets, provisions against receivable balances and benefit expenses, contributed to the decline.

         For the fourth quarter of 2000, the gas distribution companies generated operating income of $64 million, up from $57 million for the same period of 1999. Improved gas margins, largely due to colder weather, contributed to the increase in the fourth quarter.

PIPELINES AND GATHERING

         The company's pipelines and gathering segment contributed operating income of $137 million in 2000, up from $131 million the prior year, and $38 million for the fourth quarter of 2000, compared to $35 million for the same period of 1999. The increase for both reporting periods was primarily due to increased gas gathering and processing revenues.
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EUROPEAN ENERGY

         The European energy segment contributed operating income of $89 million for the year. The company established its European presence in the fourth quarter of 1999, with the acquisition of UNA N.V., a Dutch power generation company.

         The European energy segment produced $17 million of operating income for the fourth quarter of 2000, compared to $32 million in the same period last year. The decline was largely due to foreign exchange rate differences and trading and marketing start-up costs.

OTHER OPERATIONS

         Reliant Energy's other operations segment, which includes its unregulated retail electric operations, its communications business, its eBusiness group and corporate costs, reported an operating loss of $172 million for 2000, compared to a loss of $71 million for 1999. The decline resulted primarily from increased expenses incurred in preparing to enter the deregulated Texas electric retail market, increased communications start-up costs and information technology costs.

         For the fourth quarter of 2000, the company's other operations segment had an operating loss of $90 million. This compares to an operating loss of $16 million for the same period of 1999. The factors affecting the decline are the same as those mentioned above for the year.

DISCONTINUED OPERATIONS

         By the end of 2000, the company's Latin American segment had sold its investments in El Salvador, Brazil and Colombia for approximately $790 million in after-tax proceeds. Its remaining investments include a wholly owned cogeneration facility and an electric distribution company in Argentina, as well as a coke calcining plant in India. Reliant Energy is engaged in

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negotiations for the sale of these investments and anticipates the transactions to be concluded in 2001. As of December 1, 2000, Reliant Energy began reporting the results from its Latin American segment as discontinued operations.

REPORTED EARNINGS

         Reliant Energy's earnings for the year and fourth quarter have been adjusted to eliminate the effects of certain items that are unusual or non-operational in nature. The adjustments, which are shown in the table below, include: losses from and the disposal of discontinued operations in Latin America; extraordinary items; and non-cash, net unrealized accounting gains and losses on indexed debt securities and Reliant Energy's investment in Time Warner common stock.

                                  2000 RESULTS
                 (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                   Quarter Ended               Year Ended
                                                    December 31,              December 31,
                                              -----------------------   -----------------------
EARNINGS                                         2000         1999         2000         1999
                                              ----------   ----------   ----------   ----------
Net (loss) income, as reported                $    (299)   $     (73)   $     447    $   1,482
                                              ---------    ---------    ---------    ---------
Loss (income) from discontinued operations          146          (37)         172            9
                                              ---------    ---------    ---------    ---------
Loss on disposal of discontinued operations         159           --          159           --
                                              ---------    ---------    ---------    ---------
Net unrealized loss (gain) on indexed debt
securities & Time Warner investment                  67           --           67       (1,166)
                                              ---------    ---------    ---------    ---------
Extraordinary loss (gain)                            --          183           (7)         183
                                              ---------    ---------    ---------    ---------
Adjusted Earnings                                    73           73          838          508
                                              ---------    ---------    ---------    ---------
EARNINGS PER BASIC SHARE
                                              ---------    ---------    ---------    ---------
(Loss) income per basic share, as reported        (1.04)        (.26)        1.57         5.20
                                              ---------    ---------    ---------    ---------
Loss (income) from discontinued operations          .51         (.13)         .61          .03
                                              ---------    ---------    ---------    ---------
Loss on disposal of discontinued operations         .55           --          .56           --
                                              ---------    ---------    ---------    ---------
Net unrealized loss (gain) on indexed debt
securities & Time Warner investment                 .23           --          .23        (4.09)
                                              ---------    ---------    ---------    ---------
Extraordinary loss (gain)                            --          .65         (.03)         .64
                                              ---------    ---------    ---------    ---------
Basic EPS, adjusted                                 .25          .26         2.94         1.78
                                              ---------    ---------    ---------    ---------
Weighted average basic shares (000)             286,088      284,427      284,652      285,040
                                              ---------    ---------    ---------    ---------

WEBCAST OF EARNINGS CONFERENCE CALL

         Reliant Energy has scheduled its fourth-quarter 2000 earnings conference call for Friday, January 26, 2001, at 10 a.m. CST. Interested parties may listen to a live audio broadcast of the conference call at www.reliantenergy.com/investors. Parties may also listen to an online replay that will follow within two hours after completion of the call.

         The webcast requires listeners to have a multimedia computer with speakers and RealPlayer installed. Please visit the website at least 15 minutes before the scheduled broadcast to register for the event and download and install any necessary audio software.

FORM 8-K

         For further details related to the fourth-quarter 2000 earnings release, refer to the company's current report on form 8-K, which was filed today with the Securities and Exchange Commission.

         Reliant Energy (NYSE: REI) based in Houston, Texas, is an international energy services and energy delivery company with approximately $29 billion in annual revenue and assets totaling approximately $32 billion. The company has a wholesale energy trading and marketing business that is one of only six companies to rank among both the ten largest power marketers and the ten largest natural gas marketers in the U.S. It also has power generation and wholesale trading and marketing operations in Western Europe. The company has nearly 27,000 megawatts of power generation in operation in the U.S. and Western Europe and has announced

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acquisitions and development projects that will add nearly 4,000 megawatts.
Reliant Energy also has marketing and distribution operations serving nearly four million electricity and natural gas customers in the U.S. and a communications business serving the Houston area.

                                     * * * *

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, changes in Reliant Energy's business plans, financial market conditions and other factors discussed in Reliant Energy's filings with the Securities and Exchange Commission.

                                    - # # # -

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                  Reliant Energy, Incorporated and Subsidiaries
                      Statements of Consolidated Operations
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                     Quarter Ended December 31,        Year Ended December 31,
                                                                    ----------------------------    ----------------------------
                                                                        2000            1999            2000            1999
                                                                    ------------    ------------    ------------    ------------

Revenues:
   Electric Operations                                              $  1,298,943    $    969,983    $  5,494,191    $  4,483,127
   Wholesale Energy                                                    6,833,177       2,084,689      19,233,721       7,911,567
   Natural Gas Distribution                                            1,757,422         851,871       4,412,219       2,788,288
   Pipelines and Gathering                                               109,690          86,657         384,132         330,995
   European Energy                                                       164,424         152,865         579,730         152,865
   Other Operations                                                        3,306          10,332          55,255          34,810
   Eliminations                                                         (297,540)       (154,954)       (819,864)       (478,558)
                                                                    ------------    ------------    ------------    ------------
Total Revenues                                                         9,869,422       4,001,443      29,339,384      15,223,094
                                                                    ------------    ------------    ------------    ------------

Expenses:
   Fuel and cost of gas sold                                           5,949,260       2,018,740      15,071,801       6,699,792
   Purchased power                                                     2,602,483         907,591       8,627,853       4,137,414
   Operation and maintenance                                             741,521         531,756       2,356,207       1,781,030
   Taxes other than income taxes                                         128,129         102,540         498,061         441,242
   Depreciation and amortization                                         200,170         203,286         906,328         905,305
                                                                    ------------    ------------    ------------    ------------
      Total                                                            9,621,563       3,763,913      27,460,250      13,964,783
                                                                    ------------    ------------    ------------    ------------
Operating Income                                                         247,859         237,530       1,879,134       1,258,311
                                                                    ------------    ------------    ------------    ------------

Other Income (Expense):
   Unrealized (loss) gain on Time Warner investment                     (447,897)        636,301        (204,969)      2,452,406
   Unrealized gain (loss) on indexed debt securities                     344,721        (636,301)        101,851        (629,523)
   Income (loss) of equity investment of unconsolidated subsidiaries       9,752            (224)         42,860            (793)
   Other - net                                                            29,331          23,682          83,765          59,766
                                                                    ------------    ------------    ------------    ------------
       Total                                                             (64,093)         23,458          23,507       1,881,856
                                                                    ------------    ------------    ------------    ------------

Interest and Other Charges:
   Interest                                                              174,145         139,941         700,083         498,451
   Distribution on trust preferred securities                             13,900          12,787          54,358          51,220
                                                                    ------------    ------------    ------------    ------------
      Total                                                              188,045         152,728         754,441         549,671
                                                                    ------------    ------------    ------------    ------------

(Loss) Income from Continuing Operations Before Income Taxes,
   Extraordinary Items and Preferred Dividends                            (4,279)        108,260       1,148,200       2,590,496

Income Tax (Benefit) Expense                                              (9,899)         34,819         377,064         915,973
                                                                    ------------    ------------    ------------    ------------

Income from Continuing Operations Before Extraordinary Items and           5,620          73,441         771,136       1,674,523
   Preferred Dividends
Income (loss) from Discontinued Operations (net of income
   taxes of $47,736, $8,006, $45,721 and $16,856)                       (145,561)         37,133        (172,375)         (8,792)
Loss on Disposal of Discontinued Operations, including
   provision of $5,741 for operating loss during phase-out period       (158,706)             --        (158,706)             --
   (less applicable income taxes of $12,846)
Extraordinary (Loss) Gain, net of tax of $98,679 and $0                       --        (183,261)          7,445        (183,261)
                                                                    ------------    ------------    ------------    ------------
Income  (Loss) Before Preferred Dividends                               (298,647)        (72,687)        447,500       1,482,470

Preferred Dividends                                                           97              97             389             389
                                                                    ------------    ------------    ------------    ------------
Net (Loss) Income Attributable to Common Stockholders               $   (298,744)   $    (72,784)   $    447,111    $  1,482,081
                                                                    ============    ============    ============    ============

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated. The information furnished is given in response to your request for information concerning Reliant Energy, Incorporated and not in connection with any sale or offer for sale of, or solicitation of an offer to buy, any securities.

                          Reliant Energy, Incorporated
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                           Quarter Ended                   Year Ended
                                                                            December 31,                  December 31,
                                                                    ---------------------------   ---------------------------
                                                                        2000           1999           2000           1999
                                                                    ------------   ------------   ------------   ------------
AS REPORTED:

  Basic Earnings Per Common Share
    Income from continuing operations before extraordinary items    $      0.02    $      0.26    $      2.71    $      5.87
    (Loss) income from discontinued operations, net of tax          $     (0.51)   $      0.13    $     (0.61)   $     (0.03)
    Loss on disposal of discontinued operations, net of tax         $     (0.55)   $        --    $     (0.56)   $        --
    Extraordinary (loss) gain, net of tax                           $        --    $     (0.65)   $      0.03    $     (0.64)
    Net (loss) income attributable to common stockholders           $     (1.04)   $     (0.26)   $      1.57    $      5.20

  Diluted Earnings Per Common Share
    Income from continuing operations before extraordinary items    $      0.02    $      0.26    $      2.68    $      5.85
    (Loss) income from discontinued operations, net of tax          $     (0.51)   $      0.13    $     (0.60)   $     (0.03)
    Loss on disposal of discontinued operations, net of tax         $     (0.55)   $        --    $     (0.55)   $        --
    Extraordinary (loss) gain, net of tax                           $        --    $     (0.65)   $      0.03    $     (0.64)
    Net (loss) income attributable to common stockholders           $     (1.04)   $     (0.26)   $      1.56    $      5.18

  Dividends per Common Share                                        $     0.375    $     0.375    $     1.500    $     1.500

  Weighted Average Common Shares Outstanding (000):
    - Basic                                                             286,088        284,427        284,652        285,040
    - Diluted                                                           286,088        284,427        287,287        286,021


AS ADJUSTED FOR UNUSUAL AND OTHER CHARGES:

  Net (Loss) Income Attributable to Common Stockholders             $  (298,744)   $   (72,784)   $   447,111    $ 1,482,081

  Unusual and other charges, after tax :
    (Income) loss from discontinued operations                          145,561        (37,133)       172,375          8,792
    Loss on disposal of discontinued operations                         158,706             --        158,706             --
    Extraordinary loss (gain)                                                --        183,261         (7,445)       183,261
    Net unrealized loss (gain) on indexed debt securities and
          Time Warner investment                                         67,064             --         67,027     (1,165,740)

                                                                    -----------    -----------    -----------    -----------
  Adjusted Earnings                                                 $    72,587    $    73,344    $   837,774    $   508,394
                                                                    ===========    ===========    ===========    ===========

  Adjusted Basic Earnings Per Common Share                          $      0.25    $      0.26    $      2.94    $      1.78
  Adjusted Diluted Earnings Per Common Share                        $      0.25    $      0.26    $      2.92    $      1.78

OPERATING INCOME (LOSS) BY SEGMENT (IN MILLIONS)

  Electric Operations                                               $       203    $       144    $     1,230    $       981
  Wholesale Energy                                                           16            (14)           482             27
  Natural Gas Distribution                                                   64             57            113            158
  Pipelines and Gathering                                                    38             35            137            131
  European Energy                                                            17             32             89             32
  Other Operations                                                          (90)           (16)          (172)           (71)
                                                                    -----------    -----------    -----------    -----------

  Total                                                             $       248    $       238    $     1,879    $     1,258
                                                                    ===========    ===========    ===========    ===========

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Randy Burkhalter
(713) 207-3115

Dennis Barber
(713) 207-3042